Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Linde plc of our report dated March 23, 2018 relating to the financial statements, which appears in Linde plc’s 2017 Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

October 31, 2018